EXHIBIT 99.2

FIDELITY NATIONAL FINANCIAL, INC.
REVISED REVENUE PRESENTATION

	YEAR ENDED DECEMBER 31,

	2003	2002	2001	2000	1999

Title insurance premiums	$4,738,251	$3,547,729	$2,694,479	$1,946,159	$939,452
Escrow and other title related fees	1,247,869	884,862	700,125	460,266	205,890
Financial institution processing and outsourcing	852,685	118,103	57,395	30,575	14,145
Real estate information services	559,984	371,956	254,795	163,704	123,325
Specialty insurance	135,231	46,061	34,678	26,711	12,098
Interest and investment income	60,345	74,577	89,649	84,984	27,422
Realized gains and (losses), net	106,385	15,459	9,805	2,207	4,623
Other income	14,465	23,893	33,181	27,388	28,899

	$7,715,215	$5,082,640	$3,874,107	$2,741,994	$1,355,854

	QUARTER ENDED

2003	March 31,	June 30,	September 30,	December 31,

Title insurance premiums	$967,661	$1,183,043	$1,333,426	$1,254,121
Escrow and other title related fees	258,235	339,400	369,029	281,205
Financial institution processing and outsourcing	41,086	254,401	267,415	289,783
Real estate information services	114,078	147,041	161,978	136,887
Specialty insurance	27,733	30,456	32,854	44,188
Interest and investment income	17,057	14,637	13,686	14,965
Realized gains and (losses), net	6,633	33,254	49,023	17,475
Other income	4,393	4,069	3,000	3,003

	$1,436,876	$2,006,301	$2,230,411	$2,041,627

	QUARTER ENDED

2002	March 31,	June 30,	September 30,	December 31,

Title insurance premiums	$729,362	$796,489	$882,565	$1,139,313
Escrow and other title related fees	189,372	199,520	229,024	266,946
Financial institution processing and outsourcing	24,769	27,125	27,865	38,344
Real estate information services	81,336	83,643	102,054	104,923
Specialty insurance	9,727	10,832	11,934	13,568
Interest and investment income	18,281	18,903	19,086	18,307
Realized gains and (losses), net	7,058	627	4,263	3,511
Other income	6,955	5,825	6,056	5,057

	$1,066,860	$1,142,964	$1,282,847	$1,589,969

	QUARTER ENDED

2001	March 31,	June 30,	September 30,	December 31,

Title insurance premiums	$534,840	$667,539	$699,601	$792,499
Escrow and other title related fees	137,213	181,946	178,467	202,499
Financial institution processing and outsourcing	10,629	12,542	15,589	18,635
Real estate information services	51,650	54,803	68,385	79,957
Specialty insurance	8,591	8,605	8,445	9,037
Interest and investment income	25,987	22,879	20,656	20,127
Realized gains and (losses), net	1,861	5,223	3,514	(793)
Other income	7,093	8,011	7,961	10,116

	$777,864	$961,548	$1,002,618	$1,132,077